UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information included herein presents the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed statement of combined operations based on the combined audited historical financial statements of Century Casinos, Inc. (“Century” or the “Company”) and the operations of Nugget Sparks, LLC (“Nugget”), located in Sparks, Nevada acquired on April 3, 2023 (the “Acquisition”), and the adjustments described in the accompanying notes.

The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on December 31, 2022, and the unaudited pro forma condensed statement of combined operations for the year ended December 31, 2022 give effect to the Acquisition as if it had occurred on January 1, 2022, the beginning of the earliest period presented. The following unaudited pro forma condensed combined financial information is based on historical financial statements of Nugget, and the assumptions and adjustments set forth in the accompanying explanatory notes.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) with respect to the unaudited pro forma condensed statement of combined operations, expected to have a continuing impact on the combined results of Century and Nugget. The unaudited pro forma condensed combined financial information for the Acquisition has been developed from and should be read in conjunction with Century’s consolidated financial statements contained in Century’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as the historical financial statements for Nugget included with this Form 8-K.

The unaudited pro forma condensed combined financial information has been prepared by Century using the acquisition method of accounting in accordance with US generally accepted accounting principles (“GAAP”). Century has been treated as the acquirer for accounting purposes. The acquisition accounting is dependent upon certain valuations that are in the process of being finalized. The assets and liabilities of Nugget have been measured based on various preliminary estimates using assumptions that Century believes are reasonable based on the information that is currently available. Differences between these preliminary estimates and the final acquisition accounting will occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the Securities and Exchange Commission. The unaudited pro forma condensed statement of combined operations also does not reflect any cost savings from potential operating efficiencies or associated costs to achieve such savings or synergies that are expected to result from the Acquisition nor does it include any costs associated with restructuring or integration activities resulting from the Acquisition. However, such costs will affect the combined company following the Acquisition in the period the costs are incurred.

Century intends to finalize the necessary valuations required to finalize the acquisition accounting as soon as practicable within the required measurement period, but in no event later than one year following completion of the Acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2022

Amounts in thousands, except for share and per share information	Century Casinos, Inc.	Nugget Sparks, LLC	Reclassifications (Note 4)		Combined Balance Sheet	Smooth Bourbon, LLC Pro Forma Adjustments (Note 3)		Nugget Sparks, LLC Pro Forma Adjustments (Note 3)		Intercompany Eliminations		Pro Forma for Acquisition
ASSETS
Current Assets:
Cash and cash equivalents	$101,785	$5,435	$—		$107,220	$528	(7)	$(3,740)	(10)	$—		$104,008
Receivables, net	9,085	2,218	—		11,303	207	(7)	—		—		11,510
Prepaid expenses	13,780	2,477	—		16,257	—		—		—		16,257
Inventories	1,530	3,014	—		4,544	—		—		—		4,544
Restricted cash	100,151	—	—		100,151	—		(100,151)	(10)	—		—
Other current assets	1,688	—	—		1,688	—		—		—		1,688
Total Current Assets	228,019	13,144	—		241,163	735		(103,891)		—		138,007

Property and equipment, net	464,650	42,721	—		507,371	—		172,742	(1)	—		680,113
Leased right-of-use assets, net	27,190	241,636	—		268,826	—		(241,636)	(4)	—		27,190
Goodwill	9,583	—	—		9,583	—		37,387	(2)	—		46,970
Intangible assets, net	44,771	1,556	—		46,327	1,000	(7)	28,874	(2)	—		76,201
Deferred income taxes	15,579	—	—		15,579	—		—		—		15,579
Equity investment	93,260	—	—		93,260	(93,260)	(7)	—		—		—
Finance lease receivable	—	—	—		—	184,700	(3)	—		(184,700)	(3)	—
Note receivable, net of current portion and unamortized discount	336	—	—		336	—		—		—		336
Deposits and other	1,579	356	—		1,935	—		—		—		1,935
Total Assets	$884,967	$299,413	$—		$1,184,380	$93,175		$(106,524)		$(184,700)		$986,331

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$5,322	$—	$—		$5,322	$—		$—		$—		$5,322
Current portion of operating lease liabilities	3,947	2,756	—		6,703	—		(2,756)	(4)	—		3,947
Current portion of finance lease liabilities	150	—	—		150	—		—		—		150
Outstanding checks in excess of bank balance	—	762	(762)	(a)	—	—		—		—		—
Accounts payable	15,341	2,142	—		17,483	—		—		—		17,483
Accrued liabilities	19,012	—	4,370	(a)	23,382	—		252	(8)	—		23,634
Accrued payroll	11,840	1,677	—		13,517	—		—		—		13,517
Other accrued expenses	—	3,146	(3,146)	(a)	0	—		—		—		—
Related-party payable	—	1,617	—		1,617	—		(1,617)	(7)	—		—
Deferred revenue	—	462	(462)	(a)	—	—		—		—		—
Taxes payable	9,801	—	—		9,801	—		—		—		9,801
Total Current Liabilities	65,413	12,562	—		77,975	—		(4,121)		—		73,854

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2022 (continued)

Amounts in thousands, except for share and per share information	Century Casinos, Inc.	Nugget Sparks, LLC	Reclassifications (Note 4)	Combined Balance Sheet	Smooth Bourbon, LLC Pro Forma Adjustments (Note 3)		Nugget Sparks, LLC Pro Forma Adjustments (Note 3)		Intercompany Eliminations		Pro Forma for Acquisition
Long-term debt, net of current portion and deferred financing costs	$344,258	$—	$—	$344,258	$—		$—		$—		$344,258
Long-term financing obligation to VICI Properties, Inc. subsidiaries	284,904			284,904	—		—		—		284,904
Operating lease liabilities, net of current portion	26,016	239,249	—	265,265	—		(239,249)	(4)	—		26,016
Finance lease liabilities, net of current portion	399	—	—	399	—		184,700	(3)	(184,700)	(3)	399
Taxes payable and other	6,965	—	—	6,965	—		—		—		6,965
Deferred income taxes	2,813	—	—	2,813	—		—		—		2,813
Total Liabilities	730,768	251,811	—	982,579	—		(58,670)		(184,700)		739,209
Commitments and Contingencies

Equity:
Preferred stock; $0.01 par value; 20,000,000 shares authorized; no shares issued or outstanding	—	—	—	—	—		—		—		—
Common stock; $0.01 par value; 50,000,000 shares authorized; 29,870,547 shares issued and outstanding	299	—	—	299	—		—		—		299
Additional paid-in capital	121,653	—	—	121,653	—		—		—		121,653
Retained earnings	37,265	—	—	37,265	—		(252)	(8)	—		37,013
Accumulated other comprehensive loss	(15,189)	—	—	(15,189)	—		—		—		(15,189)
Member's equity	—	47,602	—	47,602	—		(47,602)	(7)	—		—
Total Century Casinos, Inc. Shareholders' Equity	144,028	47,602	—	191,630	—		(47,854)		—		143,776
Non-controlling interests	10,171	—	—	10,171	93,175	(7)	—		—		103,346
Total Equity	154,199	47,602	—	201,801	93,175		(47,854)		—		247,122
Total Liabilities and Equity	$884,967	$299,413	$—	$1,184,380	$93,175		$(106,524)		$(184,700)		$986,331

UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMBINED OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

Amounts in thousands, except for per share information	Century Casinos, Inc.	Nugget Sparks, LLC	Reclassifications (Note 4)		Combined Income Statement	Smooth Bourbon, LLC Pro Forma Adjustments (Note 3)		Nugget Sparks, LLC Pro Forma Adjustments (Note 3)		Intercompany Eliminations	Pro Forma for Acquisition
Operating revenue:
Gaming	$365,986	$—	$48,693	(b)	$414,679	$—		$—		$—	$414,679
Casino	—	48,693	(48,693)	(b)	—	—		—		—	—
Pari-mutuel, sports betting and iGaming	19,607	—	—		19,607	—		—		—	19,607
Hotel	9,628	24,353	—		33,981	—		—		—	33,981
Food and beverage	24,097	15,080	—		39,177	—		—		—	39,177
Entertainment	—	5,001	(5,001)	(b)	—	—		—			—
Other	11,211	5,983	5,001	(b)	22,195	—		—		—	22,195
Net operating revenue	430,529	99,110	—		529,639	—		—		—	529,639
Operating costs and expenses:
Gaming	183,841	—	13,215	(c)	197,056	—		—		—	197,056
Casino	—	13,215	(13,215)	(c)	—	—		—		—	—
Pari-mutuel, sports betting and iGaming	22,149	—	—		22,149			—			22,149
Hotel	2,815	11,420	—		14,235	—		—		—	14,235
Food and beverage	22,631	16,834	—		39,465	—		—		—	39,465
Entertainment	—	4,962	(4,962)	(c)	—			—			—
Other	—	4,254	(4,254)	(c)	—	—		—		—	—
General and administrative	105,467	34,525	9,250	(c) (d)	149,242	281	(7)	(11,364)	(3) (8)	—	138,159
Depreciation and amortization	27,109	10,564	—		37,673	—		294	(1) (2)	—	37,967
Loss on sale of assets	2,154	—	—		2,154	—		—		—	2,154
Total operating costs and expenses	366,166	95,774	34		461,974	281		(11,070)		—	451,185
Earnings from equity investment	3,249	—	—		3,249	—		(3,249)	(7)	—	—
Earnings from operations	67,612	3,336	(34)		70,914	(281)		7,821		—	78,454

UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMBINED OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022 (continued)

Amounts in thousands, except for per share information	Century Casinos, Inc.	Nugget Sparks, LLC	Reclassifications (Note 4)		Combined Income Statement	Smooth Bourbon, LLC Pro Forma Adjustments (Note 3)		Nugget Sparks, LLC Pro Forma Adjustments (Note 3)		Intercompany Eliminations		Pro Forma for Acquisition
Non-operating income (expense):
Interest income	851	—	—		851	11,616	(3)	—		(11,616)	(3)	851
Interest expense	(65,831)	(223)	—		(66,054)	—		(10,962)	(3) (5)	11,616	(3)	(65,400)
Loss on disposal of assets	—	(34)	34	(d)	—	—		—		—		—
Gain on foreign currency transactions, cost recovery income and other	3,378	—	—		3,378	—		—		—		3,378
Non-operating (expense) income, net	(61,602)	(257)	34		(61,825)	11,616		(10,962)		—		(61,171)
Earnings before income taxes	6,010	3,079	—		9,089	11,335		(3,141)		—		17,283
Income tax expense	7,660	—	—		7,660	(2,507)	(7) (9)	14	(7) (9)	—		5,167
Net earnings	13,670	3,079	—		16,749	8,828		(3,127)		—		22,450
Net earnings attributable to non-controlling interests	(5,694)	—	—		(5,694)	(4,414)	(7)	—		—		(10,108)
Net earnings attributable to Century Casinos, Inc. shareholders	$7,976	$3,079	$—		$11,055	$4,414		$(3,127)		$—		$12,342

Earnings per share attributable to Century Casinos, Inc. shareholders:
Basic	$0.27											$0.41
Diluted	$0.25											$0.39
Weighted average shares outstanding - basic	29,809											29,809
Weighted average shares outstanding - diluted	31,480											31,480

CENTURY CASINOS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information is intended to reflect the impact of the Acquisition on the Company’s consolidated financial statements and presents the pro forma financial position and results of operations of the Company based on the historical financial statements and accounting records of Century and Nugget after giving effect to the Acquisition.

Pro forma adjustments are included only to the extent they are directly attributable to the Acquisition, factually supportable, and with respect to the unaudited pro forma condensed statement of combined operations, expected to have a continuing impact on the results of the combined company. The accompanying unaudited pro forma condensed combined financial information is presented for illustrative purposes only.

The Acquisition will be accounted for using the acquisition method of accounting with the Company considered the acquirer. The unaudited pro forma condensed combined financial information reflects the preliminary assessment of fair values and useful lives assigned to the assets acquired and liabilities assumed. Changes to the fair values of these assets and liabilities will result in changes to goodwill.

The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on December 31, 2022, and the unaudited pro forma condensed statement of combined operations for the year ended December 31, 2022 gives effect to the Acquisition as if it had occurred on January 1, 2022, the beginning of the earliest period presented.

Items Not Adjusted in the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information does not include any adjustment for liabilities or related costs that may result from integration activities following the closing of the transaction. Significant liabilities and related costs may ultimately be recorded for integration activities. The unaudited pro forma condensed combined balance sheet only includes adjustments for transaction-related costs that are directly attributable to the Acquisition and are factually supportable.

Financing Agreement

On April 1, 2022, in connection with the Acquisition, the Company entered into a $350.0 million credit agreement (the “Goldman Credit Agreement”) with Goldman Sachs Bank USA, as administrative agent and collateral agent, Goldman Sachs Bank USA and BOFA Securities, Inc., as joint lead arrangers and joint bookrunners, and the Lenders and L/C Lenders party thereto.  The Goldman Credit Agreement replaces a credit agreement with Macquarie Capital (USA) Inc. (“Macquarie”).  The Goldman Credit Agreement provides for a $350.0 million term loan and a $30.0 million revolving credit facility.

The unaudited pro forma condensed statement of combined operations for the year ended December 31, 2022 assumes the incremental borrowings associated with the Goldman Credit Agreement occurred on January 1, 2022, the beginning of the earliest period presented.

Equity Investment

On April 1, 2022, the Company purchased 50% of the membership interests in Smooth Bourbon, LLC (“Smooth Bourbon”). Smooth Bourbon owns the real property on which Nugget is located. The additional 50% of the membership interests in Smooth Bourbon is held by Marnell Gaming, LLC (“Marnell”).  On April 1, 2022, the Company completed an assessment of whether Smooth Bourbon is a variable interest entity in which it has a financial interest. Based on this assessment, the Company concluded that Smooth Bourbon is not subject to consolidation under the guidance for variable interest entities.

After the Acquisition, the Company reassessed whether Smooth Bourbon is a variable interest entity in which it has a financial interest. The Company concluded that Nugget is the primary beneficiary of Smooth Bourbon. As a result, Smooth Bourbon is being consolidated commencing April 3, 2023.

The unaudited pro forma condensed combined balance sheet as of December 31, 2022 assumes Smooth Bourbon is consolidated as of December 31, 2022. The unaudited pro forma condensed statement of combined operations for the year ended December 31, 2022 assumes the acquisition and consolidation of Smooth Bourbon occurred on January 1, 2022, the beginning of the earliest period presented.

Lease Agreement

On April 1, 2022, Nugget entered into a triple net lease agreement (the “Lease”) with Smooth Bourbon for the real property on which Nugget is located. The Lease has an initial annual rent of approximately $15.0 million and an initial term of 15 years, with four five-year renewal options. The Lease also has a purchase option in the event that Century purchases the remaining 50% ownership interest in Smooth Bourbon. Subsequent to the Acquisition, the Company accounts for the Lease as an intercompany finance lease in its consolidated financial statements.

Refer to Note 3(3) below for further information about the Lease.

Note 2 – Acquisition

Preliminary Purchase Price

Amounts in thousands
Purchase price	$100,151
Preliminary working capital adjustment	4,567
Preliminary purchase price	$104,718

Preliminary Allocation of Net Purchase Price

The table below presents the preliminary purchase price, along with a preliminary allocation of the purchase price to the assets acquired and liabilities assumed.

Amounts in thousands
Cash	$6,766
Receivables	1,673
Prepaid expenses	3,680
Inventories	3,302
Other current assets	353
Property and equipment	215,463
Leased right-of-use assets	161
Intangible assets	30,430
Accounts payable	(2,620)
Accrued liabilities	(3,634)
Accrued payroll	(2,382)
Taxes payable	(998)
Operating lease liabilities	(163)
Finance lease liabilities	(184,700)
Net identifiable assets acquired	67,331
Add: Goodwill	37,387
Net assets acquired	$104,718

Upon completion of the fair value assessment following the Acquisition, the Company anticipates the finalized fair values of the net assets acquired will differ from the preliminary assessment outlined above. Generally, changes to the initial estimates of fair value of the assets acquired and the liabilities assumed will be recorded to those assets and liabilities with offsetting adjustments recorded to goodwill.

Note 3 – Acquisition Related Pro Forma Adjustments

The unaudited pro forma condensed combined financial information reflects the following adjustments related to the transaction.

(1)	Property and equipment, net, and depreciation expense

The preliminary fair value of acquired property and equipment related to the Acquisition was determined to be $30.8 million and the preliminary fair value of the acquired finance lease assets was determined to be $184.7 million. The following table illustrates the pro forma adjustment to property and equipment, net:

(in thousands)	December 31, 2022
Preliminary fair value of acquired property and equipment	$30,763
Preliminary fair value of acquired finance lease assets	184,700
Historical book value of Nugget Sparks, LLC property and equipment	(42,721)
Acquisition related pro forma adjustment - increase to property and equipment, net	$172,742

The following table illustrates pro forma adjustments to depreciation expense:

For the year ended
(in thousands)	December 31, 2022
Historical depreciation expense	$(10,377)
Depreciation expense associated with the preliminary fair value of acquired property and equipment	4,395
Depreciation expense associated with the preliminary fair value of acquired finance lease assets	3,420
Decrease to depreciation and amortization expense	$(2,562)

Depreciation expense of the finance lease asset is reflected on a straight-line basis over the length of the Lease term assuming all renewal periods are exercised. Depreciation expense of the acquired property and equipment is reflected on a straight-line basis over the following estimated useful lives:

Years
Buildings and improvements	5-39 years
Gaming equipment	3-7 years
Furniture and non-gaming equipment	3-7 years

(2)	Goodwill, other intangible assets, net and amortization expense

The following table illustrates the pro forma adjustment to goodwill, which is subject to change, related to the Acquisition.

(in thousands)	December 31, 2022
To record goodwill for the purchase consideration in excess of the preliminary fair value of net assets acquired in connection with the Acquisition	$37,387
Acquisition related pro forma adjustment - to record increase to goodwill	$37,387

The preliminary fair value of the acquired other intangible assets related to the Acquisition was determined to be $30.4 million and is subject to change. Preliminary intangible assets consist of the assets listed below and result in the following pro forma adjustments as of December 31, 2022:

(in thousands)	December 31, 2022	Useful Life
Preliminary fair value of Nugget Sparks, LLC other intangible assets, net:
Players Club lists	$21,930	10 years
Trademarks	8,500	10 years
Total value of other intangible assets, net	30,430
Historical book value of Nugget Sparks, LLC other intangible assets, net	(1,556)
Acquisition related pro forma adjustment - to increase to other intangible assets, net	$28,874

The player loyalty program (“Players Club”) was valued using the multi-period excess earnings method (“MPEEM”) under the income approach. The fair value of the Players Club is calculated as the present value of projected net cash flows after taxes and contributory asset charges. The MPEEM relies on projected operating earnings and considers the portion of cash flow attributable to both the Players Club and the relevant contributory assets needed to support it. Contributory assets include net working capital, fixed assets and real estate. The MPEEM considers the revenue and EBITDA generated by current Players Club members based on historical operations and future cash flows based on projected operations and member retention. The Company has assigned a 10-year useful life to the Players Club.

The Nugget trademark was valued using the relief from royalty method, which presumes that without ownership of such asset, the Company would have to make a stream of payments to a brand or franchise owner in return for the right to use the name.  By virtue of this asset, the Company avoids any such payments and records the related intangible value of the trademark.  The primary assumptions in the valuation included projected revenue, a pre-tax royalty rate, the trademark’s useful life, and tax expense. The Company has assigned the Nugget trademark a 10-year useful life after considering, among other things, the expected use of the asset, the expected useful life of other related assets or asset groups, any legal, regulatory, or contractual provisions that may limit the useful life, the effects of obsolescence, demand and other economic factors, and the maintenance expenditures required to promote and support the trademark.

Adjustments to amortization expense for non-indefinite-lived intangibles were based on comparing the historical amortization recorded during the periods presented to the revised amortization. The revised amortization was based on the estimated fair value amortized over the respective useful lives of the intangible assets. The following table illustrates pro forma adjustments to amortization expense:

For the year ended
(in thousands)	December 31, 2012
Historical amortization related to non-indefinite lived intangible assets, net	$(187)
Amortization of expense associated with the preliminary fair value of acquired non-indefinite lived intangible assets	3,043
Increase to depreciation and amortization expense	$2,856

(3)	Finance lease with Smooth Bourbon and interest and depreciation expense (rent expense)

Nugget has entered into the Lease with Smooth Bourbon for property related to Nugget. The preliminary fair value of the finance lease liability for Nugget and finance lease receivable for Smooth Bourbon was determined to be $184.7 million, which was calculated based on the net present value of future lease payments discounted by the implied interest rate of 7.79% at the April 3, 2023 acquisition date. The finance lease liability and receivable as well as associated interest expense and income will be eliminated in consolidation.

The following table illustrates pro forma adjustments to general and administrative expense related to rent expense on the Lease.

For the year ended
(in thousands)	December 31, 2022
Historical operating lease expense included in general and administrative expense	$(11,616)

Expense related to acquired finance lease recorded in interest expense	$11,616

(4)	Operating lease right-of use assets and operating lease liabilities

The following table illustrates pro forma adjustments to the operating lease right-of-use assets and operating lease liabilities:

(in thousands)	December 31, 2022
Acquisition related adjustments to operating leases:
Historical book value of Nugget Sparks, LLC operating lease right-of-use assets	$(241,636)
Acquisition related pro forma adjustment - decrease operating lease right-of-use assets	$(241,636)

Historical book value of Nugget Sparks, LLC operating lease liabilities, current	$(2,756)
Acquisition related pro forma adjustment - decrease operating lease liabilities, current	$(2,756)

Historical book value of Nugget Sparks, LLC operating lease liabilities, net of current portion	$(239,249)
Acquisition related pro forma adjustment - decrease operating lease liabilities, net of current portion	$(239,249)

(5)	Interest expense

The following table illustrates pro forma adjustments to interest expense on borrowings related to the Acquisition:

For the year ended
(in thousands)	December 31, 2022
Acquisition related pro forma adjustment - decrease interest expense related to Macquarie borrowings and deferred financing	$(10,503)
Acquisition related pro forma adjustment - increase interest expense related to Goldman borrowings and deferred financing	9,849
Acquisition related pro forma adjustments - to record decrease to interest expense	$(654)

The amounts above were based on the Goldman Credit Agreement as if the $350.0 million  was borrowed on January 1, 2022. For purposes of Acquisition related pro forma adjustments,  an 8.80% interest rate was used.

(6)	Deferred income taxes

The Acquisition was legally structured as the sale of membership interests for US federal income tax purposes, and the Acquisition will be treated as an asset purchase with the purchase price allocated consistent with the provisions of IRC Section 1060. Generally, this allocation results in a step-up in basis of the acquired assets and liabilities for tax purposes. As part of this taxable transaction, the Company recorded the tax basis of the assets acquired and liabilities assumed at their fair values.

(7)

Pro forma adjustments made to (1) eliminate intercompany payables that were not acquired through the Acquisition, (2) eliminate the seller’s equity interests in Nugget, (3) to consolidate Smooth Bourbon as a subsidiary of the Company, (4) to remove the equity investment and equity income of Smooth Bourbon, and (5)  record general and administrative expenses related to Smooth Bourbon that were previously reflected in equity earnings.

(8)

Reflects the accrual of additional acquisition costs of $0.3 million incurred by the Company subsequent to December 31, 2022. The remaining $2.0 million are included in the historical statement of operations for the year ended December 31, 2022. These costs will not affect the Company’s statement of operations beyond 12 months after the acquisition date.

(9)	Reflects an assumed tax rate of 22.12%.

(10)	The following table illustrates the pro forma adjustments to cash and cash equivalents and restricted cash:

Amounts in thousands	December 31, 2022
Outflow of cash to acquire subsidiary, net of cash acquired
Historical working capital adjustments for Nugget Sparks, LLC	$827
Less: cash paid to acquire Nugget Sparks, LLC	(4,567)
Acquisition related pro forma adjustment - decrease cash and cash equivalents	$(3,740)

Restricted cash paid to acquire Nugget Sparks, LLC	(100,151)
Acquisition related pro forma adjustment - decrease restricted cash	$(100,151)

Note 4 – Unaudited Pro Forma Condensed Combined Financial Statement Reclassification Adjustments

Certain reclassifications have been recorded to the historical financial statements of Nugget to provide comparability and consistency for the anticipated post-combined company presentation.

(a)	Reclassifications were made between certain current assets and current liabilities to provide consistency in presentation.

(b)

Reclassifications were made among revenue components to reclassify certain revenues of Nugget consistently with the Company. These include combining (i) entertainment revenue and (ii) other revenue into a single line item.

(c)

Reclassifications were made among expense components to reclassify certain expenses of Nugget consistently with the Company. These include combining (i) other expense, (ii) entertainment expense and (iii)  general and administrative expenses to a single line item.

(d)

Reclassifications were made among expense components to reclassify certain expenses of Nugget consistently with the Company. These include combining (i) general and administrative expenses and (ii) loss on the disposal of assets to a single line item.

Further review may identify additional reclassifications that when conformed could have a material impact on the unaudited pro forma condensed combined financial information of the combined company. At this time, the Company is not aware of any reclassifications that would have a material impact on the unaudited pro forma condensed combined financial information that are not reflected as pro forma adjustments.